Exhibit 15.2

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-211071) of Bancolombia S. A. of our report dated April 24, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Ltda.

Medellín, Colombia

April 24, 2019

PricewaterhouseCoopers Ltda., Calle 7 Sur # 42 - 70 Torre 2 Piso 11 Edif. Forum, Medellín - Colombia

Tel: (574) 3254320, Fax: (574) 3254322, www.pwc.com/co